Exhibit 4.4

Execution Copy

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer,
FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR CANADA CO.
FELCOR TRS HOLDINGS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.,
as Guarantors,
FELCOR HOLDINGS TRUST
as Pledgor

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
Fourth Supplemental Indenture
Dated as of March 3, 2011
Supplemental Indenture to the Indenture
dated as of October 1, 2009
with respect to the
10% Senior Secured Notes due 2014

This Fourth Supplemental Indenture (this “Fourth Supplemental Indenture”), dated as of March 3, 2011, is by and among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership (collectively, the “Subsidiary Guarantors,” and together with FelCor, the “Guarantors”), FelCor Holdings Trust, a Massachusetts business trust as a pledgor (the “Pledgor”), and U.S. Bank National Association, as trustee and collateral agent under the indenture referred to below (in such capacities, the “Trustee” and the “Collateral Agent”).
W I T N E S S E T H
Whereas, FelCor Escrow Holdings, L.L.C., a Delaware limited liability company (“Escrow Subsidiary”), executed and delivered to the Trustee an indenture dated as of October 1, 2009 (the “Original Indenture”), and pursuant to that certain Second Supplemental Indenture dated as of October 13, 2009, FelCor LP assumed all rights and obligations of Escrow Subsidiary under the Original Indenture and Escrow Subsidiary was released of all rights and obligations under the Original Indenture;
Whereas, pursuant to the Original Indenture, as amended and supplemented to date (collectively, the “Indenture”), FelCor LP has issued and outstanding $636,000,000 aggregate principal amount of 10% Senior Secured Notes due 2014 (the “Notes”);
Whereas, FelCor, FelCor LP, the Subsidiary Guarantors, the Pledgor, the Trustee and the Collateral Agent desire to further amend the Indenture to clarify their original intentions with respect to limitations on Liens; and
Whereas, Section 9.01(1) of the Indenture provides that FelCor, FelCor LP, the Pledgor, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, without notice to or the consent of any Holder, to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect without notice to or the consent of any Holder.
Now Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, the Pledgor, each Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
SECTION 1.    Definitions. For all purposes of the Indenture and this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
(b)    capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings assigned to them in the Indenture.
AMENDMENTS
SECTION 2.    Amendment to Section 4.09. Section 4.09 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.09. Limitations on Liens. Neither FelCor LP nor FelCor shall, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause to exist any

Lien (except a Permitted Lien) that secures obligations under any Indebtedness (any such Lien, an “Additional Lien”) on any asset or properties of FelCor LP or FelCor or any Restricted Subsidiary that constitutes Collateral, Additional Restricted Assets or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than (i) the Notes and the Note Guarantee of any Guarantor, (ii) any Additional Pari Passu Indebtedness to the extent the incurrence of such Indebtedness is permitted under Section 4.03; provided that the foregoing shall not prohibit FelCor LP or FelCor or any Restricted Subsidiary from, directly or indirectly, creating, incurring, assuming or otherwise causing to exist any such Additional Lien with respect to any asset or property that does not constitute Collateral or Additional Restricted Assets (or any income or profits therefrom, or right to receive income therefrom).”
SECTION 3.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 4.    Successors and Assigns. All agreements of FelCor, FelCor LP, the Pledgor, and the Subsidiary Guarantors in this Fourth Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.
SECTION 5.    Separability. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 7.    Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP
a Delaware limited partnership

By:	FELCOR LODGING TRUST INCORPORATED,
as general partner

By:	/s/ Allison S. Navitskas
Name:	Allison S. Navitskas
Title:	Vice President

FELCOR LODGING TRUST INCORPORATED
a Maryland corporation

By:	/s/ Allison S. Navitskas
Name:	Allison S. Navitskas
Title:	Vice President

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FELCOR/ST. PAUL HOLDINGS, L.P., a Delaware limited partnership
By:	FelCor/CSS Hotels, L.L.C., a Delaware limited liability company and its general partner

FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership
By:	FelCor/CSS Hotels, L.L.C., a Delaware limited liability company and its general partner

FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware limited liability company

FELCOR LODGING HOLDING COMPANY, L.L.C., a Delaware limited liability company

FELCOR CANADA CO., a Nova Scotia unlimited liability company

FELCOR TRS HOLDINGS, L.L.C., a Delaware limited liability company

FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership
By:	FELCOR TRS BORROWER GP 1, L.L.C., a Delaware limited liability company and its general partner

FELCOR TRS BORROWER 4, L.L.C., a Delaware limited liability company

By:	/s/ Allison Navitskas
Name:	Allison Navitskas
Title:	Vice President

FELCOR HOLDINGS TRUST, a Massachusetts business trust

By:	/s/ Larry Mundy
Name:	Larry Mundy
Title:	Trustee

By:	/s/ Les Johnson
Name:	Les Johnson
Title:	Trustee

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U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

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